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Exhibit 10.20

WAIVER AND AMENDMENT NO. 2 TO
THE REGISTRATION AND PARTICIPATION AGREEMENT

        This Waiver and Amendment No. 2 (the "Amendment") to the Registration and Participation Agreement, dated as of March 30, 1998 (as amended, the "Agreement"), between SIRVA, Inc. (f/k/a Allied Worldwide, Inc., f/k/a NA Holding Corporation) (the "Company") and Clayton, Dubilier & Rice Fund V Limited Partnership, a Cayman Islands exempted limited partnership (together with any successor investment vehicle managed by Clayton, Dubilier & Rice, Inc., "CD&R Fund V"), as amended by Amendment No. 1 thereto, dated as of November 19, 1999, among the Company, CD&R Fund V and Exel plc (f/k/a/ NFC plc) ("Exel"), is made as of May 30, 2002 among the Company, CD&R Fund V and Clayton, Dubilier & Rice Fund VI Limited Partnership, a Cayman Islands exempt limited partnership and an Affiliate of CD&R Fund V ("CD&R Fund VI").

WITNESSETH:

        WHEREAS, at a meeting of the Board of Directors (the "Board") of the Company on April 1, 2002, the Board, acting on the recommendation of a committee comprised of directors who were not employees of the Company, or employees or Affiliates of CD&R Fund V: (i) determined that the fair market value of the common stock, par value $0.01 per share, of the Company (the "Common Stock") as of December 31, 2001 was $142.00 per share; (ii) approved the issuance and sale of 422,537 shares of the Common Stock to CD&R Fund VI at a purchase price of $142.00 per share; and (iii) authorized the Company to enter into an amendment to the Agreement on the terms set forth herein;

        WHEREAS, the Company entered into a Stock Subscription Agreement, dated as of April 12, 2002 (the "CD&R Fund VI Subscription Agreement"), with CD&R Fund VI, pursuant to which the Company sold and CD&R Fund VI purchased in connection with the closings of the Grand Acquisition and the Brownstone Acquisition (as each such term is defined in the CD&R Fund VI Subscription Agreement and, together, the "Acquisitions") 422,537 shares of Common Stock, at a purchase price equal to $142.00 per share (the "CD&R Fund VI Sale");

        WHEREAS, prior to the closing of the Acquisitions, the Company offered Exel the right to purchase the number of shares of Common Stock that Exel would be entitled to purchase under Section 5 of the Agreement at the same price at which CD&R Fund VI purchased shares and otherwise under terms substantially similar to those set forth in the stock subscription agreements under which Exel previously purchased shares of Common Stock from the Company;

        WHEREAS, prior to the closing of the Acquisitions, Exel did not elect to purchase the shares of Common Stock so offered;

        WHEREAS, at the April 1, 2002 meeting of the Board, the Board determined that the participation rights provided for in Section 5 of the Agreement would be provided to the stockholders of the Company who are accredited investors, as defined under Regulation D promulgated under the Securities Act of 1933, as amended (the "Accredited Investor Stockholders") in connection with CD&R Fund VI Sale but, that, in consideration of the administrative burdens and costs involved with an offering of shares of Common Stock to the Accredited Investor Stockholders (other than Exel), it was in the best interests of the Company and its shareholders to amend the Agreement in accordance with Section 6.2 of the Agreement to eliminate the rights of the Accredited Investor Stockholders other than Exel to purchase additional shares of Common Stock when shares of Common Stock are offered in the future to CD&R Fund V, CD&R Fund VI or any other investment fund managed by Clayton, Dubilier & Rice, Inc.;

        WHEREAS, CD&R Fund V and CD&R Fund VI together own a majority of the shares of Registrable Securities (as defined in the Agreement) and, therefore, have the power to agree to an amendment of the Agreement on the terms set forth herein.

        NOW, THEREFORE, the parties hereto hereby agree as follows:

ARTICLE I
WAIVER

        Notwithstanding anything contained in the Agreement to the contrary, the parties hereto hereby agree that the Company shall have no obligation to comply with the time periods set forth in Section 5 of the Agreement in connection with the CD&R Fund VI Sale and that any such compliance is hereby waived.

ARTICLE II
AMENDMENTS

        Section 2.1    Amendment to Definitions.

          (a)   The terms "NFC" and "Proportionate Share" are hereby deleted and following new defined terms are hereby added to Section 2 in alphabetical order:

            "Exel": Exel plc (f/k/a NFC plc), a company organized under the laws of England and Wales."

            "Subsequent Fund Stock Subscription Agreements": Any stock subscription agreements, as may be entered into from time to time, between the Company and the CD&R Fund (or any Affiliate of the CD&R Fund) relating to the purchase by the CD&R Fund (or any Affiliate of the CD&R Fund) of shares of Common Stock other than the Fund Stock Subscription Agreement and the Second Fund Stock Subscription Agreement."

          (b)   The definition of "Registrable Securities" is hereby amended by deleting "and" where it appears before clause "(e)" in the first sentence thereof, by redesignating clause "(e)" as clause "(f)" and by adding new clause (e) to the first sentence thereof as follows:

          "(c) any shares of Common Stock issued to the CD&R Fund or any Affiliate of the CD&R Fund pursuant to any Subsequent Fund Stock Subscription Agreement, and".

        Section 2.2    Amendment to Participation Rights.    Section 5 of the Agreement is hereby amended to read in its entirety as follows:

          "5.    Exel's Rights to Purchase Additional Capital Stock.

            (a)    CD&R Sale.    If at any time after the date of this Agreement and prior to the establishment of a Public Market with respect to the Common Stock, the Company shall propose to issue or sell any additional shares of its capital stock (or any securities that may be exchanged for or converted into such capital stock) to the CD&R Fund or any Affiliate of the CD&R Fund (a "CD&R Sale"), the Company shall offer to Exel the right to purchase that number of additional shares of the Company's capital stock (or such other security), on the same terms and conditions as the proposed CD&R Sale, such that Exel would have the opportunity to hold the same percentage of shares of the Company's capital stock (on a fully diluted basis) after giving effect to the CD&R Sale, as Exel held immediately prior thereto (an "Offer"). Notwithstanding the foregoing, none of the following transactions shall constitute a CD&R Sale: the issuance by the Company of any shares of its capital stock (or any securities that may be exchanged for or converted into such capital stock) (A) pursuant to the transactions described in Section 1, or (B) in exchange for Common Stock.

            (b)    Offer Procedures.    The Company shall make an Offer by delivering to Exel at least 15 Business Days prior written notice of the proposed CD&R Sale. Such notice will identify the class and number of shares or amount of securities to be issued (the "Offered Securities"), the proposed date of issuance and the price and other terms of the issuance. Such notice will also include an offer to sell to Exel that number of the Offered Securities such that Exel would have the opportunity to hold the same percentage of shares of the Company's capital stock (on a fully diluted basis) after giving effect to the CD&R Sale, as Exel held immediately prior thereto, at the same price and on the same other terms as are proposed for such CD&R Sale, which offer by its terms shall remain open for a period of 15 Business Days from the date of receipt of such notice. Exel shall give notice to the Company of its intention to accept an Offer prior to the end of the 15-Business Day period of such Offer, setting forth such portion of the Offered Securities which Exel elects to purchase. Upon the closing of the CD&R Sale as to which the Company has given notice, Exel shall purchase from the Company, and the Company shall sell to Exel, the Offered Securities subscribed for by Exel on the terms specified in the Offer, which shall be the same terms as were proposed for such CD&R Sale. In the event that Exel does not subscribe for all of the Offered Securities, the Company shall have 30 Business Days from the end of the foregoing 15-Business Day to sell all or any part of such Offered Securities as to which Exel has not accepted an Offer to any other persons or entities, in all material respects on terms and conditions that are no more favorable to such other persons or entities or less favorable to the Company than those set forth in the Offer. Any Offered Securities not purchased by Exel or other persons or entities in accordance with this Section 5 may not be sold or otherwise disposed of by the Company until they are again offered to Exel under the procedures specified in this Section 5."

        Section 2.3    Global Amendments.

          (a)    Company Name Change.    The Agreement is hereby amended by replacing each and every instance of "NA Holding Corporation" with "SIRVA, Inc.".

          (b)    Exel Name Change.    The Agreement is hereby amended by replacing each and every instance of "NFC" with "Exel", and "NFC plc" with "Exel plc".

ARTICLE III
ADDITIONAL PROVISIONS

        Section 3.1    Entire Agreement.    This Amendment, together with the Agreement, constitutes the entire agreement between the parties hereto with respect thereto. Except as expressly amended hereby, the Agreement is hereby reaffirmed and shall remain in full force and effect. Capitalized terms used herein but not otherwise defined shall have the same meaning as set forth in the Agreement.

        Section 3.2    Governing Law.    This Amendment shall be governed in all respects, including, but not limited to, as to validity, interpretation and effect, by the internal laws of the State of New York without regard to principals of conflicts of law.

        Section 3.3    Counterparts.    This Amendment may be executed in one or more counterparts which, together, shall constitute one and the same Amendment.

[Signature page follows]

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective duly authorized representatives as of the 30th of May, 2002.

SIRVA, INC.
By:	/s/ RALPH A. FORD Name: Ralph A. Ford Title: Senior Vice President, General Counsel and Secretary
CLAYTON, DUBILIER & RICE FUND V LIMITED PARTNERSHIP
	By:	CD&R Associates V Limited Partnership, its general partner
		By:	CD&R Investment Associates II, Inc., its managing general partner
			By:	/s/ JOSEPH L. RICE, III Name: Joseph L. Rice, III Title: President and Chief Executive Officer
CLAYTON, DUBILIER & RICE FUND VI LIMITED PARTNERSHIP
	By:	CD&R Associates VI Limited Partnership, its general partner
		By:	CD&R Investment Associates VI, Inc., its managing general partner
			By:	/s/ JOSEPH L. RICE, III Name: Joseph L. Rice, III Title: Chairman

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  Exhibit 10.20
WAIVER AND AMENDMENT NO. 2 TO THE REGISTRATION AND PARTICIPATION AGREEMENT